UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 5, 2021

Date of Report (date of earliest event reported)

Mahwah Bergen Retail Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-39300	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on July 23, 2020, Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). The Chapter 11 Cases were jointly administered under the caption In re: Ascena Retail Group, Inc., et al., Case No. 20-33113. On February 25, 2021, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Amended Joint Chapter 11 Plan (Technical Modifications) of Mahwah Bergen Retail Group, Inc. (f/k/a Ascena Retail Group, Inc.) and Its Debtor Affiliates (the “Plan of Reorganization”).

On March 5, 2021 (the “Effective Date”), the Plan of Reorganization became effective pursuant to its terms and the Debtors filed a Notice of (I) Entry of Order Confirming the Debtors’ Amended Chapter 11 Plans and (II) Occurrence of Effective Date with the Bankruptcy Court.

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Debtors’ claim agent, Prime Clerk, at https://cases.primeclerk.com/ascena.

Item 3.03	Material Modification to Rights of Security Holders.

The Plan of Reorganization, which became effective on March 5, 2021, provides that, among other things, on the Effective Date, except as otherwise specifically provided for therein or in the Restructuring Support Agreement or any agreement, instrument or other document incorporated in the Plan of Reorganization or the Plan Supplement, all notes, instruments, certificates, Securities and other documents evidencing Claims or Interests shall be terminated and canceled as to the Debtors and the obligations of the Debtors thereunder or in any way related thereto shall be deemed satisfied in full and discharged; provided that all provisions of the Term Loan Documents that by their express terms survive termination thereof shall remain in full force and effect and enforceable by their terms, in each case against all parties other than the Debtors. As a result, as of the Effective Date, among other things, all of the Company’s equity interests, consisting of shares of common stock and related preferred stock purchase rights, were cancelled without consideration and have no value. Capitalized terms used but not defined in this paragraph have the meanings given such terms in the Plan of Reorganization, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 3, 2021.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Confirmation Order, on the Effective Date, the terms of the current members of the board of directors of the Debtors expired, and the Plan Administrator (as defined in the Plan of Reorganization) was appointed as set forth in the Plan of Reorganization.

Also pursuant to the Confirmation Order, on the Effective Date, the persons acting as managers and officers of the Debtors shall be deemed to have resigned, solely in their capacities as such, and the Plan Administrator shall be appointed as the sole manager and sole officer of the Debtors and shall succeed to the powers of the Debtors’ managers and officers.

Item 8.01	Other Events.

On March 5, 2021, the Company will file a Form 15 with the Securities and Exchange Commission to deregister its common stock and related preferred stock purchase rights and suspend its reporting obligations under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company will no longer be required to file certain reports under the Exchange Act, including Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, and intends to immediately cease filing any such reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mahwah Bergen Retail Group, Inc.

(Registrant)

Date: March 5, 2021

By:	/s/ Carrie Teffner
Carrie Teffner
President and Interim Executive Chair of the Board